Form 10-Q

Exhibit 10.5

PARTICIPATION AGREEMENT TO THE (OEM) PURCHASE AGREEMENT
BETWEEN SUPER MICRO COMPUTER INC. AND NUTANIX, INC.

This Participation Agreement (“Participation Agreement”) to the Original Equipment Manufacturer Purchase Agreement signed on May 16th, 2014 (“Agreement”) by and between SUPER MICRO COMPUTER INC. (“Supplier”) and NUTANIX, INC. and Nutanix Netherlands B.V. (collectively known as “OEM” under the Agreement ) is entered into as of September 26, 2019 (“Amendment Effective Date”) for the purpose of establishing terms and conditions governing the purchase of Products by Nutanix affiliates as defined in the Agreement.

Collectively Supplier and OEM are referred to as the “Parties”.

RECITALS

A.
Whereas, Supplier and OEM entered into an OEM Purchase Agreement signed on May 16th, 2014, and amended by Amendment N°1 dated November 13th, 2017 and Amendment N°2 dated October 31st, 2018 (collectively the “Amendments”).

B.
Whereas, certain subsidiaries of OEM would like to do business with Supplier under this Participation Agreement, solely for the purpose of the purchase of NUTANIX SKU’s (“the Products,” as defined in the Agreement and its Amendments). The Term “NUTANIX SKU’s” used herein shall mean the SMC’s hardware distributed to OEM pursuant to the Agreement and subsequent addendums, including this Participation Agreement added to the Agreement.

NOW, THEREFORE, in consideration of the premises and obligations contained herein, it is agreed as follows:

1.
The Parties expressly agree to allow certain Xi Cloud Services Data Center Affiliates (“Data Center Subsidiary”) of OEM to become a party to this Participation Agreement for all the purchase orders placed by OEM for the Products under the conditions as set forth in the Agreement and the Amendments.

2.
Data Center Subsidiary means OEM's affiliate set forth in Attachment 1, who is authorized by OEM and approved by Supplier to purchase the Products as indicated by the execution of this Participation Agreement.

3.
Data Center Subsidiary shall perform and be bound by the terms, conditions, and obligations of the Agreement, including all Amendments thereto, in every way as if it was an original party to the Agreement. Notwithstanding Article 5 (“Limited Use”) of the Agreement, the Parties agree that the use of the Products shall be limited to the Data Center Subsidiary’s internal use globally.

4.	No other changes are made to the Agreement, and following the Amendment Effective Date, all references to the “Agreement” shall include the amendments incorporated by this Participation Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

NUTANIX INC. By: Aaron Boynton /s/ Aaron Boynton Title: VP, Corporate Controller Date: September 27, 2019
NUTANIX NETHERLANDS B.V. By: Aaron Boynton /s/ Aaron Boynton Title: Managing Director A Date: September 27, 2019
NUTANIX NETHERLANDS B.V. By: Servais Willie Ngabo /s/ Servais Willie Ngabo Title: Managing Director B Date: September 27, 2019
SUPER MICRO COMPUTER, INC. By: Cenly Chen /s/ Cenly Chen Title: VP of Sales & Strategic Accounts Date: 9/30/2019

Attachment 1:
List of Geographically Identified Nutanix Data Center Subsidiaries

Nutanix Netherlands 2 B.V.
Pharos Bldg., Fl. 14
Mercuriusplein 1
2132 HA Hoofddorp, The Netherlands

Nutanix DC UK Ltd
Eversheds House
70 Great Bridgewater Street
Manchester M1 5ES
United Kingdom

Nutanix Japan DC Godo Kaisha
Level 15, Cerulean Tower,
26-1 Sakuragaoka-cho, Shibuya-ku
Tokyo, Japan

Nutanix DC Germany GmbH
Mies-van-de-Rohe Strasse 8
80807 Munich, Germany